EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2014 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: November 14, 2014	THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., Managing Operator
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer